Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 23, 2009, with respect to the audit of the financial statements of SKREEM STUDIOS, INC.. We also consent to the reference of our firm under the heading “Experts” in this registration statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

January 23, 2009